     As filed with the Securities and Exchange Commission on May ___, 2000


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                      -----------------------------------

                        Commission file number 000-25367
                      -----------------------------------

                      INTERNATIONAL FUEL TECHNOLOGY, INC.
               (Exact name of registrant as specified in charter)

             Nevada                                   88-0357508
             ------                                   ----------
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                   Identification Number)

7777 Bonhomme, Suite 1920, St. Louis, Missouri            63105
---------------------------------------------             -----
  (Address of Principal Executive Office)               (Zip Code)

                Consultant and Employee Stock Compensation Plan
                -----------------------------------------------
                            (Full Title of the Plan)

                                 (314) 727-3333
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                       William J. Lindenmayer, President
                           7777 Bonhomme, Suite 1920
                           St. Louis, Missouri  63105
                           --------------------------
                    (Name and Address of Agent for Service)


                                    Copy to:

                            David W. Braswell, Esq.
                             Armstrong Teasdale LLP
                      One Metropolitan Square, Suite 2600
                           St. Louis, Missouri 63102

EXPLANATORY NOTE:

     On February 7, 2000, a total of 127,559 shares of Common Stock of International Fuel Technology, Inc. (the "Registrant") to be issued in connection with the Registrant's Consultant and Employee Stock Compensation Plan (the "Plan") were registered with the Securities and Exchange Commission (the "Commission") by Registration Statement on Form S-8 (File No. 333-96261). A total of 100,000 shares of Common Stock registered on February 7, 2000 will not be the subject of awards under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 hereby deregisters such shares in accordance with the undertakings of the Registrant given pursuant to Item 9 of the Registration Statement. This Amendment No. 1 to the Registration Statement will automatically become effective upon filing with the Commission. Upon effectiveness of this Amendment No. 1 to the Registration Statement, 27,559 shares will remain registered under the Plan by way of Form S-8 filed February 7, 2000 (File No. 333-96261).

     This Post-Effective Amendment No. 1 to the Registration Statement on
Form S-8 is also being filed to include Exhibit 23.1, Consent of McGladrey & Pullen, LLP, which was inadvertently omitted from the Registration Statement on Form S-8 filed February 7, 2000 (File No. 333-96261).

Item 5.  Interests of Names Experts and Counsel.

     Donald J. Stoecklein, counsel to the Registrant in connection with the February 7, 2000 filing of the Registration Statement on Form S-8 and provider of the opinion regarding legality of shares being issued, is the holder of 27,559 of such shares.

Item 8.  Exhibits.

     23.1  Consent of McGladrey & Pullen, LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 8th day of May, 2000.

                                     INTERNATIONAL FUEL TECHNOLOGY, INC.

                                     By: /s/ William J. Lindenmayer
                                        ---------------------------------
                                        William J. Lindenmayer, President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on May 8, 2000.


Signature                          Title                           Date
/s/ Jonathan R. Burst
--------------------------  Chief Executive Officer, Director      May 8, 2000
Jonathan R. Burst

/s/ William J. Lindenmayer
--------------------------  President, Director                    May 8, 2000
William J. Lindenmayer

/s/ Patty Foltz
--------------------------  Secretary/Treasurer                    May 8, 2000
Patty Foltz

--------------------------  Director                               May 8, 2000
Fred K. Jensen

/s/ David B. Norris
--------------------------  Director                               May 8, 2000
David B. Norris

--------------------------  Director                               May 8, 2000
Harry Demetriou

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